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                                                                     EXHIBIT 4.2
 ______________________________________________________________________________


                            PARKER DRILLING COMPANY
                           and Subsidiary Guarantors

                         9  3/4% SENIOR NOTES DUE 2006

                                 _____________


                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of April 1, 1997

            Supplementing the Indenture dated as of November 12, 1996

                                 _____________

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                   as Trustee

______________________________________________________________________________
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                          FIRST SUPPLEMENTAL INDENTURE

    This First Supplemental Indenture dated and effective as of April 1, 1997 (the "First Supplemental Indenture") is made and entered into by and among Parker Drilling Company, a Delaware corporation (the "Company"), Parker Drilling Company Limited, an Oklahoma Corporation and a wholly-owned subsidiary of the Company ("PDC Limited"), Parcan, Limited, a Nevada corporation and a wholly-owned subsidiary of the Company ("Parcan"), Quail Tools, LLP, an Oklahoma limited liability partnership which is wholly-owned indirectly by the Company ("Quail"), Parker Technology, LLC, a Louisiana limited liability company which is wholly-owned indirectly by the Company ("Partech") and Mallard Bay Drilling, LLC, an Oklahoma limited liability company which is wholly-owned indirectly by the Company ("Mallard," together with PDC Limited, Parcan, Quail and Partech, the "New Guarantors") and Texas Commerce Bank National Association, a national banking association, as trustee (the "Trustee").

                 RECITALS OF THE COMPANY AND THE NEW GUARANTORS

    WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have executed and delivered an Indenture dated as of November 12, 1996 by and among the Company, the Trustee and the Subsidiary Guarantors thereof (the "Original Indenture"), providing for the issuance by the Company of $300,000,000 in aggregate principal amount of the Company's 9 3/4% Senior Notes due 2006 (the "Notes"), and pursuant to which the Subsidiary Guarantors have agreed, jointly and severally, to unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes and all other amounts due and payable under the Original Indenture and the Notes by the Company (the "Indenture Obligations");

    WHEREAS, Section 9.01(a)(vi) of the Original Indenture provides that under certain conditions the Company and the Trustee may, without the consent of any Holder of a Note, amend or supplement the Original Indenture to add any Restricted Subsidiary as an additional Subsidiary Guarantor as provided in
Section 10.02 of the Original Indenture or to evidence the succession of another Person to any Subsidiary Guarantor pursuant to Section 10.04 of the Original Indenture and the assumption by any such successor of the covenants and agreements of such Subsidiary Guarantor contained in the Original Indenture and in the Subsidiary Guarantee of such Subsidiary Guarantor;

    WHEREAS, the Company and certain Restricted Subsidiaries, including the New Guarantors, have determined that considerable operating and financial efficiencies can be achieved by reorganizing the legal status of said Restricted Subsidiaries, restructuring the legal and financial relationships among said Restricted Subsidiaries and consolidating the operations of said Restricted Subsidiaries, which efficiencies will accrue to the benefit of all Restricted Subsidiaries involved in said reorganization and restructuring;
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    WHEREAS, the foregoing restructuring will involve transferring assets or real property or equipment having a fair market value or book value in excess of $1M to certain of the New Guarantors and the making of an investment in certain of the New Guarantors in excess of $1M and the providing of a guarantee under the Senior Credit Facility by the New Guarantors (the "Proposed Actions");

    WHEREAS, Section 10.02 of the Original Indenture provides that the undertaking of the Proposed Actions requires: (i) the execution and delivery by the New Guarantors of this First Supplemental Indenture whereby the New Guarantors agree to be bound by the terms of the Original Indenture as applicable to a Subsidiary Guarantor; and (ii) the execution of a Subsidiary Guarantee of the Notes by the New Guarantors;

    WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized by a Board Resolution of the respective Boards of the Company and each of the New Guarantors; and

    WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture valid and binding upon the Company and the New Guarantors, and enforceable against the Company and the New Guarantors in accordance with its terms, have been performed and fulfilled;

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto mutually covenant and agree for the equal and ratable benefit of the respective Holders of the Notes as follows:

                                   ARTICLE I

                             ADDITIONAL GUARANTORS

    Section 1.1 Addition of Guarantors. Each of the New Guarantors, by execution and delivery of this First Supplemental Indenture, hereby agrees to be bound by the terms of the Indenture as Subsidiary Guarantors.

    Section 1.2 Guarantees of Subsidiary Guarantors. Attached as Exhibit A and incorporated herein by reference, are the respective Subsidiary Guarantees of the New Guarantors in the form prescribed in the Original Indenture, by which each of the New Guarantors agrees to guarantee the obligations of the Company, in accordance with the terms set out in such form of Subsidiary Guarantee.
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                                   ARTICLE II

                   PARTICULAR REPRESENTATIONS OF THE COMPANY

    Section 2.1 Authority. The Company is duly authorized by a resolution of its Board of Directors to execute and deliver this First Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this Firsts Supplemental Indenture has been duly and effectively taken.

    Section 2.2 Correctness of Recitals. The Company represents and warrants that all recitals and statements contained in this First Supplemental Indenture are true and correct.

                                  ARTICLE III

                             CONCERNING THE TRUSTEE

    Section 3.1 Acceptance of Trusts. The trustee accepts the trusts hereunder and agrees to perform same, but only upon the terms and conditions set forth in the Indenture.

    Section 3.2 Responsibility for Recitals. The recitals and statements contained in this First Supplemental Indenture shall be taken as recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture, except that the Trustee is duly authorized to deliver it.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

    Section 4.1 Relation to the Original Indenture. This First Supplemental Indenture shall become effective immediately upon execution and delivery. All terms and conditions in it shall form a part of the Original Indenture as fully and with the same effect as if all such terms and conditions had been set forth in the Original Indenture. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with its terms, as supplemented by this First Supplemental Indenture. The Original Indenture and the First Supplemental Indenture shall be read, taken and construed together as one instrument. Capitalized terms used but not defined in this First Supplemental Indenture have the meaning ascribed to such terms in the Original Indenture.

    Section 4.2 Execution in Counterparts. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
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    Section 4.3  Governing Law.  The internal laws of the State of New York shall govern and be used to construe this First Supplemental Indenture and the new Subsidiary Guarantees executed and delivered pursuant to it.

    IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.


                                   PARKER DRILLING COMPANY


                                   By: /s/ JAMES J. DAVIS
                                      -----------------------------------------
                                   Name: James J. Davis
                                   Title: Sr. Vice President

                                   PARKER DRILLING COMPANY LIMITED


                                   By: /s/ I.E. HENDRIX
                                      -----------------------------------------
                                   Name: I.E. Hendrix
                                   Title: Vice President

                                   PARCAN, LIMITED


                                   By: /s/ I. E. HENDRIX
                                      -----------------------------------------
                                   Name: I. E. Hendrix
                                   Title: Vice President

                                   QUAIL TOOLS, LLP


                                   By: /s/ JAMES J. DAVIS
                                      -----------------------------------------
                                   Name: James J. Davis
                                   Title: Treasurer

                                   PARKER TECHNOLOGY, LLC


                                   By: /s/ I. E. HENDRIX
                                      -----------------------------------------
                                   Name: I. E. Hendrix
                                   Title: Treasurer
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                                   MALLARD BAY DRILLING, LLC


                                   By: /s/ JAMES J. DAVIS
                                      -----------------------------------------
                                   Name: James J. Davis
                                   Title: Vice President


                                   TEXAS COMMERCE BANK NATIONAL
                                     ASSOCIATION, as Trustee


                                   By: /s/ WAYNE MENTZ
                                      -----------------------------------------
                                         Wayne Mentz
                                         Vice President